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                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                ($ IN MILLIONS)

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                                                                                          Years Ended December 31
                                                                             -------------------------------------------------
                                                                                  1999              1998            1997
                                                                             ---------------   ---------------  --------------

Earnings:

      Pretax income                                                                 $ 154.4           $ 178.9         $ 192.1
      Add fixed charges:
           Interest on indebtedness                                                    36.6              24.1            21.4
           Portion of rent representing the interest factor                             4.9               4.1             3.7
           Accretion to face value of redeemable convertible preferred stock            0.8               0.8             0.8
                                                                             ---------------   ---------------  --------------
      Sub-total of income as adjusted                                                 196.7             207.9           218.0
           Interest on fixed annuities and financial products                         526.6             562.2           594.1
                                                                             ===============   ===============  ==============
      Total income as adjusted                                                       $723.3           $ 770.1         $ 812.1
                                                                             ---------------   ---------------  --------------

Fixed charges:

      Interest on indebtedness                                                       $ 36.6            $ 24.1          $ 21.4
      Portion of rent representing the interest factor                                  4.9               4.1             3.7
      Accretion to face value of redeemable convertible preferred stock                 0.8               0.8             0.8
                                                                             ---------------   ---------------  --------------
      Sub-total of fixed charges                                                       42.3              29.0            25.9
      Interest on fixed annuities and financial products                              526.6             562.2           594.1
                                                                             ---------------   ---------------  --------------
      Sub-total of fixed charges                                                      568.9             591.2           620.0
      Preferred stock dividends                                                         1.4               1.4             1.4
                                                                             ---------------   ---------------  --------------
      Total fixed charges                                                            $570.3            $592.6          $621.4
                                                                             ===============   ===============  ==============

Ratio of earnings to fixed charges:

      Excluding interest on fixed annuities and financial products                   4.65 x            7.17 x          8.42 x
                                                                             ===============   ===============  ==============

      Including interest on fixed annuities and financial products                   1.27 x            1.30 x          1.31 x

                                                                             ===============   ===============  ==============

Ratio of earnings to combined fixed charges and preferred stock dividends:

      Excluding interest on fixed annuities and financial products                   4.50 x            6.84 x          7.99 x
                                                                             ===============   ===============  ==============


      Including interest on fixed annuities and financial products                   1.27 x            1.30 x          1.31 x
                                                                             ===============   ===============  ==============

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